UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 OR 15(d) of the

Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): June 14, 2013

SCOTT’S LIQUID GOLD-INC.

(Exact name of Registrant as specified in its charter)

Colorado	001-13458	84-0920811
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

4880 Havana Street, Denver, CO	80239
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: (303) 373-4860

(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.07. Submission of Matters to a Vote of Security Holders.

The Company’s Annual Meeting of Shareholders (the “Annual Meeting”) was held on June 14, 2013.

Proposal 1:  Election of Directors

At the Annual Meeting, the shareholders of the Company (the “Shareholders”) elected each of the following individuals to serve on the Board of Directors for a term of one year, or until his successor is duly elected and qualified. The votes for Proposal 1were cast as follows:

Nominees	Votes For	Withheld
Mark E. Goldstein	5,425,828	3,025,471
Mark D. Goodman	5,734,604	2,716,695
Gerald J. Laber	5,480,375	2,970,924
Barry J. Levine	5,435,443	3,015,856
Philip A. Neri	5,480,375	2,970,924

Proposal 2:  Advisory Vote to Approve Executive Compensation (Say-On-Pay)

At the Annual Meeting, the Shareholders approved executive compensation (say-on-pay). The votes for Proposal 2 were cast as follows:

Votes
Votes For	6,470,158
Votes Against	1,858,568
Abstentions	736,663

Proposal 3:  Advisory Vote on the Frequency of Say-On-Pay Votes

At the Annual Meeting, the Shareholders approved a frequency of every three years for executive compensation (say-on-pay). The votes for Proposal 3 were cast as follows:

Votes
Every Three Years	5,227,736
Every Two Years	40,397
Every One Year	3,047,205
Abstentions	750,051

With respect to Proposal No. 3, the Frequency of Say-on- Pay advisory vote, the votes approving a three year frequency represented approximately 58% of the votes cast.  Taking into consideration the results of this advisory vote, the Board has approved holding the Say-on-Pay vote every three years.

Proposal 4: Non-binding Vote to Implement Cumulative Voting

At the Annual Meeting, the Shareholders did not approve the non-binding vote to implement cumulative voting. The votes for Proposal 4 were cast as follows:

Votes
Votes For	3,699,002
Votes Against	5,347,878
Abstentions	18,509

Floor Proposal 1:  Non-binding Proposal to Amend the Company’s Bylaws to Separate the Functions of Chief Executive Officer and Chairman

At the Annual Meeting, the Shareholders did not approve the non-binding proposal to amend the Company’s Bylaws to separate the functions of Chief Executive Officer and Chairman, which was presented at the Annual Meeting by a Shareholder. The votes for Floor Proposal 1 were cast as follows:

Votes
Votes For	1,339,541
Votes Against	7,013,124
Abstentions	614,090

Floor Proposal 2:  Proposal to Amend the Company’s Bylaws to Eliminate Advance Notice Provisions

At the Annual Meeting, the Shareholders did not approve the proposal to amend the Company’s Bylaws to eliminate the advance notice provisions contained therein, which was presented at the Annual Meeting by a Shareholder. The votes for Floor Proposal 2 were cast as follows:

Votes
Votes For	1,339,541
Votes Against	7,013,124
Abstentions	614,090

Floor Proposal 3:  Proposal to Amend the Company’s Bylaws to Eliminate Requirements Regarding Shareholder Nominations

At the Annual Meeting, the Shareholders did not approve the proposal to amend the Company’s Bylaws to eliminate the requirements regarding shareholder nominations of directors contained therein, which was presented at the Annual Meeting by a Shareholder. The votes for Floor Proposal 3 were cast as follows:

Votes
Votes For	1,339,541
Votes Against	7,013,124
Abstentions	614,090

Floor Proposal 4:  Non-binding Proposal to Prohibit the Issuance of Stock Options with a Strike Price that is Less than the Most Recent Quarterly Calculation of Shareholders’ Equity Per Share

At the Annual Meeting, the Shareholders did not approve the non-binding proposal to prohibit the issuance of stock options with a strike price that is less than the most recent quarterly calculation of shareholders’ equity per share, which was presented at the Annual Meeting by a Shareholder. The votes for Floor Proposal 4 were cast as follows:

Votes
Votes For	1,339,541
Votes Against	7,013,124
Abstentions	614,090

Floor Proposal 5:  Non-binding Proposal to Require the Board of Directors Establish a Special Committee, for the Express Purpose of “Shopping” the Company, Soliciting Bids to Sell the Company in Whole or in Part, and Otherwise Seeking to Maximize Shareholder Value

At the Annual Meeting, the Shareholders did not approve the non-binding proposal to require the Board of Directors establish a special committee, for the express purpose of “shopping” the Company, soliciting bids to sell the Company in whole or in part, and otherwise seeking to maximize shareholder value, which was presented at the Annual Meeting by a Shareholder. The votes for Floor Proposal 5 were cast as follows:

Votes
Votes For	1,339,541
Votes Against	7,013,124
Abstentions	614,090

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

SCOTTS LIQUID GOLD-INC.

Date:	June 19, 2013	By:	/s/ Barry J. Levine
Barry J. Levine
Chief Financial Officer and Chief Operating Officer